EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Imaging3, Inc. (the “Company”) dated April 14, 2017, of our report dated April 21, 2016 relating to the Company’s financial statements for the year ended December 31, 2015, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Encino, California

April 14, 2017